UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

June 11, 2007

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

☒

Filed by the registrant

☐

Filed by a party other than the registrant

Check the appropriate box:

☒

Preliminary Information Statement

☐

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐

Definitive Information Statement

SILVERGRAPH INTERNATIONAL, INC.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒

No fee required

☐

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)

Title of each class of securities to which transaction applies:

_______________________________________

2)

Aggregate number of securities to which transaction applies:

_______________________________________

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4)

Proposed maximum aggregate value of transaction:

_______________________________________

5)

Total fee paid:

☐

Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)

Amount Previously Paid:

2)

Form, Schedule or Registration Statement No.

3)

Filing Party:

4)

Date Filed:

INFORMATION STATEMENT

June 11, 2007

SILVERGRAPH INTERNATIONAL, INC.

1191 Burke Street

Santa Fe Springs, CA  90670-2507

This information statement is circulated to advise the stockholders of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company.  Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

1.

Amend and Restate the Articles of Incorporation to increase the authorized capital to add a class of preferred stock so the total number of shares of Common Stock the Company is authorized to issue is One Hundred Million (100,000,000) shares with $0.001 par value and the total number of shares of Preferred Stock the Company is authorized to issue is Ten Million (10,000,000) shares with $0.001 par value, in such series and designations as may be authorized by the Board of Directors.

The Amended and Restated Articles of Incorporation will also provide the following new provisions:

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.  No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

The shareholders holding shares representing 65.57% of the votes entitled to be cast at a meeting of the Company’s shareholders, consented in writing to the proposed actions.  The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company’s Board of Directors approved these actions on June 6, 2007 and recommended that the Articles of Incorporation be amended to reflect the above actions.  The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State and will be effective when filed.  The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our Shareholders.

If the proposed actions were not adopted by written majority shareholder consent, it would have been necessary for these actions to be considered by the Company’s Shareholders at a Special Shareholder’s Meeting convened for the specific purpose of approving the actions.

The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by the provisions of NRS 78.320 of the General Corporation Law of Nevada, (the “Nevada Law”).  NRS 78.320 provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to NRS 78.320, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about June ____, 2007.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was May 29, 2007, (the “Record Date”).

Outstanding Voting Stock of the Company

As of the Record Date, there were 36,018,765 shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company.  No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of May 29, 2007, the name and the number of voting shares of the Registrant, $0.001 par value, held of record or was known by the Registrant to own beneficially more than 5% of the 36,018,765 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of	Name and Address of	Amount and Nature of	Percentage
Class	Beneficial Owner	Beneficial Ownership (1)	of Class (2)

Common	James R. Simpson * (3)	8,100,001	22.50%

Common	William W. Lee * (4)	8,100,001	22.50%

Common	James R. Martin * (6)	2,600,679	7.22%

Common	Gary Freeman * (7)	488,170	1.34%

Common	Evan Levine * (5)	4,816,608	13.38%

Common	Gary R. Martin * (8)	481,661	1.34%

Common	Hock-Simpson, LLC (3) 53 Coronado Pointe Laguna Niguel, CA 92677	8,100,001	22.50%

Common	Lion’s Head Capital, LLC (4) 8506 California Ave. Whittier, CA 90605	8,100,001	22.50%

Common	Mark Capital, LLC (5) 5173 Seagrove Place San Diego, CA 92130	4,816,608	13.38%

Common	Winosaco, LLC (6) 1493 Glencrest Dr. San Marcos, CA 92078	2,600,679	7.22%

Common	Robert J. Neborsky, M.D. Inc. Combination Retirement Trust 317 14th Street Del Mar, CA 92014	2,241,436	6.23%

Total Officers and Directors As a Group (6 People)		24,587,120	67.38%

(*) Officer and/or director.  Address 1191 Burke Street, Santa Fe Springs, CA 90670-2507.

(1)  We have obtained information with respect to beneficial ownership from our shareholder records and from information provided by shareholders.

(2)  The percentages are determined on the basis of 36,018,765 shares of common stock outstanding.  The percentages determined for Gary Freeman and for all directors and officers as a group, are determined on the basis of 36,488,185 shares of common stock, which takes into consideration the number of shares of common stock that Gary Freeman may acquire within 60 days upon the exercise of an outstanding warrant to purchase 488,170 shares of our common stock.

(3)  As the sole member of Hock-Simpson, James R. Simpson has the sole voting and investment power of the shares of common stock held by Hock-Simpson.  Thus, Mr. Simpson is deemed to be the beneficial owner of the 8,100,001 shares of common stock held by Hock-Simpson.

(4)  As the sole member of Lion’s Head, William W. Lee has the sole voting and investment power of the shares of common stock held by Lion’s Head.  Thus, Mr. Lee is deemed to be the beneficial owner of the 8,100,001 shares of common stock held by Lion’s Head.

(5)  As the sole member of Mark Capital, Evan Levine has the sole voting and investment power of  the shares of common stock held by Mark Capital.  Thus, Mr. Levine is deemed to be the beneficial owner of the 4,816,608 shares of common stock held by Mark Capital.

(6)  As the sole member of Winosaco, James R. Martin has the sole voting and investment power of the shares of common stock held by Winosaco.  Thus, Mr. Martin is deemed to be the beneficial owner of the 2,600,679 shares of common stock held by Winosaco.  (7)  The principal address for Robert J. Neborsky, M.D. Inc. Combination Retirement Trust is 317 14th Street, Del Mar, California 92014.

 (7)  Includes 488,170 shares of common stock issuable upon the exercise of an outstanding warrant granted to Mr. Freeman.

 (8)  Includes 481,661 shares of common stock owned by First Regional Bank, FBO Gary R. Martin Sep/IRA for which Mr. Gary R. Martin is the custodian and beneficial owner of substantially all of the common stock.  The principal address for First Regional Bank, FBO Gary R. Martin Sep/IRA is 5950 LaPlace Court, Suite 160, Carlsbad, California 92008.

There are no contracts or other arrangements that could result in a change of control of the Company.

No Dissenter’s Rights

Under Nevada Law, any dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Purpose and Effect of the Actions

Amend the Articles of Incorporation to increase the authorized capitalto add a class of preferred stock.  By adding a class of preferred stock so that  (i) the total number of shares of Common Stock the Company is authorized to issue to One Hundred Million (100,000,000) shares with $0.001 par value and (ii) the total number of shares of Preferred Stock the Company is authorized to issue to Ten Million (10,000,000) shares with $0.001 par value, in such series and designations as may be authorized by the Board of Directors, the Company will be postured to seek additional funding and consummate a merger or acquisition of suitable targets.  The change in capital will not affect the relative rights or privileges of our common stock shareholders.  The newly authorized common stock will have the same rights as the presently authorized shares of Common Stock.  The Preferred Stock, once authorized, requires future board approval in order to fix and determine the designations, rights, preferences or other variations of each class or series.

 There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed increase in our authorized common and preferred stock will have on the market price of the Company’s common stock.

Amend the Articles of Incorporation to opt out of certain Nevada Revised Statutes.  By opting out of N.R.S. Sections 78.378 through 78.3793, inclusive (Acquisition of Controlling Interest), the Company will be in a position to consummate any transactions with interested shareholders should such transaction be in the best interest of the Company.

By opting out of N.R.S. Sections 78.411 through 78.444, inclusive (Combinations with Interested Stockholders), the Company will be in a position to acquire, merge, consolidate with entities or business owned by interested stockholders should such transaction be in the best interest of the Company.

The proposed Amended and Restated Articles of Incorporation are included as an exhibit to this Information Statement.

OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company.  Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

FINANCIAL INFORMATION

For more detailed information regarding the Company, including financial statements, you may refer to our most recent Form 10-KSB for the period ended December 31, 2007 and other periodic filing with the Securities and Exchange Commission (“SEC)” which we file from time to time.  This information may be found on the SEC’s EDGAR database at www.sec.gov.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment.  Your consent to the actions and Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By: Order of the Board of Directors

____________________________________________

Date:

June _____, 2007

James R. Simpson

Chairman of the Board

Exhibit “A”

Proposed Amendment to the Articles of Incorporation

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
SILVERGRAPH INTERNATIONAL, INC.

ARTICLE I
NAME

The name of the Corporation shall be:  SILVERGRAPH INTERNATIONAL, INC.

ARTICLE II
PERIOD OF DURATION

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE III
PURPOSES AND POWERS

The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all other lawful activity as provided by the laws of the State of Nevada.

ARTICLE IV
AUTHORIZED SHARES

The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 110,000,000 shares.  Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose.  The classes and the aggregate number of shares of stock of each class which the corporation shall have authority to issue are as follows:

(a)

100,000,000 shares of common stock, $0.001 par value ("Common Stock");

(b)

10,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock").

The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.  The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

ARTICLE V
ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.  No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE VI
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

ARTICLE VII
LIMITATION ON LIABILITY

A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

ARTICLE VIII
PRINCIPAL OFFICE AND RESIDENT AGENT

The address of the Corporation's registered office in the state of Nevada is 2050 Russett Way, Carson City, NV  89703.  The name of its initial resident agent in the state of Nevada is Budget Corp.  Either the registered office or the resident agent may be changed in the manner provided by law.

ARTICLE IX
AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE X
ADOPTION AND AMENDMENT OF BYLAWS

The board of directors shall adopt the original bylaws, or shall adopt other bylaws in their discretion.  The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws.  The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

ARTICLE XI
DIRECTORS

The governing board of the Corporation shall be known as the board of directors.  The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one nor more than seven directors.